Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Third Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., December 4, 2013 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three and nine months ended October 31, 2013.

“In Q3, we delivered $225 million of non-GAAP revenue representing 11% year over year growth, and 25% operating margin driving strong cash flow from operations and earnings per share.  We are pleased with our strong Q3 results which are driven by our leadership in the Actionable Intelligence market. We are raising our guidance for this year and are introducing guidance for next year reflective of our strategy to accelerate our growth through innovation,” said Dan Bodner, CEO and President.

Financial Highlights
Below is selected unaudited financial information for the three and nine months ended October 31, 2013 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended October 31, 2013 - GAAP	Three Months Ended October 31, 2013 - Non-GAAP
Revenue: $224.3 million	Revenue: $224.8 million
Operating Income: $37.8 million	Operating Income: $56.4 million
Diluted EPS: $0.42	Diluted EPS: $0.80

Nine Months Ended October 31, 2013 - GAAP	Nine Months Ended October 31, 2013 - Non-GAAP
Revenue: $651.5 million	Revenue: $652.9 million
Operating Income: $82.8 million	Operating Income: $144.5 million
Diluted EPS: $0.57	Diluted EPS: $1.93

Financial Outlook for the Year Ending January 31, 2014
Below is Verint’s non-GAAP outlook for the year ending January 31, 2014.

•
For the year ending January 31, 2014, we are raising revenue guidance and now expect revenue growth of between 6.5% and 7.5% compared to the year ended January 31, 2013. Our annual guidance implies fourth quarter revenue in the range of $250 million to $259 million.

•
For the year ending January 31, 2014, we are raising the mid-point of our diluted earnings per share guidance and now expect diluted earnings per share to be in the range of $2.75 to $2.80. Our annual guidance implies fourth quarter diluted earnings per share in the range of $0.81 to $0.86.

Initial Outlook for the Year Ending January 31, 2015
Below is Verint’s non-GAAP initial outlook for the year ending January 31, 2015.

•
For the year ending January 31, 2015, we expect revenue to increase between 7% and 9% compared to the mid-point of our guidance for the year ending January 31, 2014 and expect diluted earnings per share to grow at a similar rate.

Conference Call Information
We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three and nine months ended October 31, 2013 and outlook for the years ending January 31, 2014 and January 31, 2015. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-866-318-8615 (United States and Canada) and 1-617-399-5134 (international) and the passcode is 66284139. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2 and 3 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the years ending January 31, 2014 and January 31, 2015.

About Verint Systems Inc.
Verint® (NASDAQ: VRNT) is a global leader in Actionable Intelligence® solutions. Its portfolio of Enterprise Intelligence Solutions™ and Security Intelligence Solutions™ helps organizations Make Big Data Actionable™ through the ability to capture, analyze and act on large volumes of rich, complex and often underused information sources—such as voice, video and unstructured text. With Verint solutions and value-added services, organizations of all sizes can make more timely and effective decisions. Today, more than 10,000 organizations in over 150 countries, including over 80 percent of the Fortune 100, count on Verint solutions to improve enterprise performance and make the world a safer place. Headquartered in New York, Verint has offices worldwide and an extensive global partner network. Learn more at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties, and assumptions, any of which could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes and evolving industry standards in our product offerings and to successfully develop, launch, and drive demand for new and enhanced, innovative, high-quality products that meet or exceed customer needs; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with capital constraints, valuations, costs and expenses, maintaining profitability levels, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently execute on our growth strategy, including managing investments in our business and operations and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns; risks that we may be unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, security lapses, or with information technology system failures or disruptions; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to recruit and retain qualified personnel in regions in which we operate; challenges associated with selling sophisticated solutions, long sales cycles, and emphasis on larger transactions, including in assisting customers in realizing the benefits of our solutions and in accurately forecasting revenue and expenses and in maintaining profitability; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our products may contain defects, which could expose us to substantial liability; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers for certain components of our products, including companies that may compete with us or work with our competitors; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital constraints and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position, including with respect to covenant limitations and compliance, fluctuations in interest rates, and our ability to maintain our credit ratings; risks arising as a result of contingent, unknown or unexpected obligations or liabilities of our former parent company, Comverse Technology, Inc. (“CTI”), assumed as a result of our merger with CTI that was completed on February 4, 2013 (the “CTI Merger”), including litigation, regulatory or compliance liabilities, or as a result of parties obligated to provide us with indemnification being unwilling or unable to perform such obligations; risks relating to our reliance on CTI's former subsidiary, Comverse, Inc. (“Comverse”), to perform certain transition services following the CTI Merger on a timely basis or at all in order for us to comply with certain regulatory requirements; risks relating to our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits, including those resulting from the CTI Merger; and risks associated with being a former consolidated subsidiary of CTI and formerly part of CTI's consolidated tax group. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2013, when filed, and other filings we make with the SEC.
VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, VOVICI, GMT, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2013	2012	2013	2012
Revenue:
Product	$101,974	$87,404	$287,189	$281,393
Service and support	122,340	114,116	364,358	329,188
Total revenue	224,314	201,520	651,547	610,581
Cost of revenue:
Product	33,322	25,420	94,584	92,694
Service and support	36,900	36,166	115,568	105,772
Amortization of acquired technology and backlog	1,935	3,696	7,920	11,124
Total cost of revenue	72,157	65,282	218,072	209,590
Gross profit	152,157	136,238	433,475	400,991
Operating expenses:
Research and development, net	30,704	27,732	91,935	86,330
Selling, general and administrative	77,472	85,626	240,540	232,302
Amortization of other acquired intangible assets	6,150	6,109	18,193	18,342
Total operating expenses	114,326	119,467	350,668	336,974
Operating income	37,831	16,771	82,807	64,017
Other income (expense), net:
Interest income	242	125	563	379
Interest expense	(7,416)	(7,698)	(21,987)	(23,283)
Loss on extinguishment of debt	—	—	(9,879)	—
Other expense, net	(646)	(340)	(5,013)	(189)
Total other expense, net	(7,820)	(7,913)	(36,316)	(23,093)
Income before provision for income taxes	30,011	8,858	46,491	40,924
Provision for income taxes	5,957	2,243	11,869	9,414
Net income	24,054	6,615	34,622	31,510
Net income attributable to noncontrolling interest	1,567	1,144	3,752	3,397
Net income attributable to Verint Systems Inc.	22,487	5,471	30,870	28,113
Dividends on preferred stock	—	(3,909)	(174)	(11,521)
Net income attributable to Verint Systems Inc. common shares	$22,487	$1,562	$30,696	$16,592

Net income per common share attributable to Verint Systems Inc.:
Basic	$0.42	$0.04	$0.58	$0.42
Diluted	$0.42	$0.04	$0.57	$0.41

Weighted-average common shares outstanding:
Basic	53,374	39,785	52,781	39,622
Diluted	53,946	39,922	53,561	40,094

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2013	2012	2013	2012
GAAP Revenue By Segment:
Enterprise Intelligence	$125,897	$121,802	$364,693	$348,004

Video Intelligence	27,287	25,239	88,221	92,076
Communications Intelligence	71,130	54,479	198,633	170,501
Total Video and Communications Intelligence	98,417	79,718	286,854	262,577
GAAP Total Revenue	$224,314	$201,520	$651,547	$610,581

Revenue Adjustments Related to Acquisitions:
Enterprise Intelligence	$323	$443	$692	$3,655

Video Intelligence	—	348	167	1,840
Communications Intelligence	119	338	530	1,880
Total Video and Communications Intelligence	119	686	697	3,720
Total Revenue Adjustments Related to Acquisitions	$442	$1,129	$1,389	$7,375

Non-GAAP Revenue By Segment:
Enterprise Intelligence	$126,220	$122,245	$365,385	$351,659

Video Intelligence	27,287	25,587	88,388	93,916
Communications Intelligence	71,249	54,817	199,163	172,381
Total Video and Communications Intelligence	98,536	80,404	287,551	266,297
Non-GAAP Total Revenue	$224,756	$202,649	$652,936	$617,956

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2013	2012	2013	2012

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$152,157	$136,238	$433,475	$400,991
Revenue adjustments related to acquisitions	442	1,129	1,389	7,375
Amortization of acquired technology and backlog	1,935	3,696	7,920	11,124
Stock-based compensation expenses	701	821	1,780	2,114
M&A and other adjustments	6	407	384	412
Non-GAAP gross profit	$155,241	$142,291	$444,948	$422,016

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income and Non-GAAP EBITDA

GAAP operating income	$37,831	$16,771	$82,807	$64,017
Revenue adjustments related to acquisitions	442	1,129	1,389	7,375
Amortization of acquired technology and backlog	1,935	3,696	7,920	11,124
Amortization of other acquired intangible assets	6,150	6,109	18,193	18,342
Stock-based compensation expenses	9,729	6,685	25,154	18,318
M&A and other adjustments	312	11,344	9,060	9,026
Non-GAAP operating income	56,399	45,734	144,523	128,202
GAAP depreciation and amortization (1)	12,407	14,211	38,556	42,476
Amortization of acquired technology and backlog	(1,935)	(3,696)	(7,920)	(11,124)
Amortization of other acquired intangible assets	(6,150)	(6,109)	(18,193)	(18,342)
M&A and other adjustments	—	—	—	(84)
Non-GAAP depreciation and amortization	4,322	4,406	12,443	12,926
Non-GAAP EBITDA	$60,721	$50,140	$156,966	$141,128

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(7,820)	$(7,913)	$(36,316)	$(23,093)
Loss on extinguishment of debt	—	—	9,879	—
Unrealized (gains) losses on derivatives, net	585	254	249	(143)
M&A and other adjustments	347	1,006	1,644	917
Non-GAAP other expense, net	$(6,888)	$(6,653)	$(24,544)	$(22,319)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$5,957	$2,243	$11,869	$9,414
Non-cash tax adjustments	(1,140)	3,375	478	4,387
Non-GAAP provision for income taxes	$4,817	$5,618	$12,347	$13,801

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income attributable to Verint Systems Inc.	$22,487	$5,471	$30,870	$28,113
Revenue adjustments related to acquisitions	442	1,129	1,389	7,375
Amortization of acquired technology and backlog	1,935	3,696	7,920	11,124
Amortization of other acquired intangible assets	6,150	6,109	18,193	18,342

Stock-based compensation expenses	9,729	6,685	25,154	18,318
M&A and other adjustments	659	12,350	10,704	9,943
Loss on extinguishment of debt	—	—	9,879	—
Unrealized (gains) losses on derivatives, net	585	254	249	(143)
Non-cash tax adjustments	1,140	(3,375)	(478)	(4,387)
Total GAAP net income adjustments	20,640	26,848	73,010	60,572
Non-GAAP net income attributable to Verint Systems Inc.	$43,127	$32,319	$103,880	$88,685

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income attributable to Verint Systems Inc. common shares	$22,487	$1,562	$30,696	$16,592
Total GAAP net income adjustments	20,640	26,848	73,010	60,572
Non-GAAP net income attributable to Verint Systems Inc. common shares	$43,127	$28,410	$103,706	$77,164

Table Comparing GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.42	$0.04	$0.57	$0.41

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.80	$0.63	$1.93	$1.74

Shares used in computing GAAP diluted net income per common share	53,946	39,922	53,561	40,094

Shares used in computing non-GAAP diluted net income per common share	53,946	51,018	53,725	51,083

(1) Adjusted for patent and financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31,	January 31,
(in thousands, except share and per share data)	2013	2013
Assets
Current Assets:
Cash and cash equivalents	$237,460	$209,973
Restricted cash and bank time deposits	8,172	11,128
Short-term investments	138,851	13,593
Accounts receivable, net of allowance for doubtful accounts of $1.2 million and $1.8 million, respectively	178,478	168,415
Inventories	14,873	15,014
Deferred cost of revenue	7,487	6,253
Prepaid expenses and other current assets	58,564	77,277
Total current assets	643,885	501,653
Property and equipment, net	37,317	38,161
Goodwill	838,722	829,909
Intangible assets, net	126,086	144,261
Capitalized software development costs, net	8,434	6,343
Long-term deferred cost of revenue	8,916	7,742
Other assets	63,164	36,200
Total assets	$1,726,524	$1,564,269

Liabilities, Preferred Stock, and Stockholders' Equity
Current Liabilities:
Accounts payable	$57,425	$47,355
Accrued expenses and other current liabilities	166,015	177,736
Current maturities of long-term debt	6,559	5,867
Deferred revenue	156,188	163,252
Total current liabilities	386,187	394,210
Long-term debt	637,356	570,822
Long-term deferred revenue	13,630	13,562
Other liabilities	91,976	70,457
Total liabilities	1,129,149	1,049,051
Preferred Stock - $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; Issued and outstanding 0 and 293,000 shares as of October 31, 2013 and January 31, 2013, respectively; aggregate liquidation preference and redemption value of $365,914 at January 31, 2013.	—	285,542
Commitments and Contingencies
Stockholders' Equity:
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 53,756,000 and 40,460,000 shares; outstanding 53,454,000 and 40,158,000 shares as of October 31, 2013 and January 31, 2013, respectively.	54	40
Additional paid-in capital	911,971	580,762
Treasury stock, at cost - 302,000 shares as of October 31, 2013 and January 31, 2013.	(8,013)	(8,013)
Accumulated deficit	(272,892)	(303,762)
Accumulated other comprehensive loss	(42,251)	(44,225)
Total Verint Systems Inc. stockholders' equity	588,869	224,802
Noncontrolling interest	8,506	4,874
Total stockholders' equity	597,375	229,676
Total liabilities, preferred stock, and stockholders' equity	$1,726,524	$1,564,269

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended October 31,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$34,622	$31,510
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,230	42,476
Stock-based compensation (equity portion)	22,006	15,544
Non-cash losses on derivative financial instruments, net	44	123
Losses on extinguishments of debt	9,879	—
Other non-cash items, net	1,783	(5,955)
Changes in operating assets and liabilities, net of effects of business combinations and CTI Merger:
Accounts receivable	(8,820)	(2,481)
Inventories	(861)	1,761
Deferred cost of revenue	(1,951)	13,185
Prepaid expenses and other assets	24,822	6,261
Accounts payable and accrued expenses	1,607	(10,170)
Deferred revenue	(7,918)	(29,968)
Other, net	(424)	2,848
Net cash provided by operating activities	115,019	65,134

Cash flows from investing activities:
Purchases of short-term investments	(195,509)	—
Maturities of short-term investments	70,000	—
Cash paid for business combinations, net of cash acquired	(10,457)	(660)
Purchases of property and equipment	(9,439)	(11,472)
Settlements of derivative financial instruments not designated as hedges	205	(266)
Cash paid for capitalized software development costs	(3,892)	(2,921)
Change in restricted cash and bank time deposits, including long-term portion	5,935	1,271
Net cash used in investing activities	(143,157)	(14,048)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	646,750	—
Repayments of borrowings and other financing obligations	(584,309)	(5,130)
Payments of debt issuance and other debt-related costs	(7,754)	(217)
Cash received in CTI Merger	10,370	—
Proceeds from exercises of stock options	6,432	1,771
Purchases of treasury stock	—	(615)
Payments of contingent consideration for business combinations (financing portion)	(16,087)	(6,074)
Net cash provided by (used in) financing activities	55,402	(10,265)
Effect of exchange rate changes on cash and cash equivalents	223	545
Net increase in cash and cash equivalents	27,487	41,366
Cash and cash equivalents, beginning of period	209,973	150,662
Cash and cash equivalents, end of period	$237,460	$192,028

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology and backlog. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology and backlog, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus plans and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges. In prior periods, we also incurred (and excluded from our non-GAAP financial measures) significant cash-settled stock compensation expense due to our previous extended filing delay and restrictions on our ability to issue new shares of common stock to our employees.

M&A and other adjustments. We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions, whether or not consummated, and certain extraordinary transactions, including reorganizations, restructurings and expenses associated with the CTI Merger. Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on foreign currency derivatives not designated as hedges. These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which we believe are not reflective of our ongoing operations.

Loss on extinguishment of debt. We exclude from our non-GAAP financial measures loss on extinguishment of debt attributable to refinancing or repaying our debt because we believe it is not reflective of our ongoing operations.

Non-cash tax adjustments. We exclude from our non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes we actually paid and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.